UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2014

ADVANCED CELL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Locke Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (508) 756-1212

_____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 20, 2014, Advanced Cell Technology, Inc. (the “Company”) issued a press release announcing that it has entered into an employment agreement (the “Agreement”) with LeRoux Jooste. Mr. Jooste’s employment with the Company began on October 14, 2014.

Under the Agreement, Mr. Jooste will serve as Senior Vice President & Chief Commercial Officer of the Company. Mr. Jooste’s base annual salary will be $350,000. He will also be eligible to receive annual incentive compensation targeted at 40% of his base salary, with the actual amount of such bonus, if any, to be determined by the Board of Directors or the Compensation Committee. The Company has also agreed to pay Mr. Jooste a relocation reimbursement of up to $50,000 for expenses in connection with his relocation to the greater Boston, Massachusetts, area. In addition, Mr. Jooste will also receive an option to purchase 75,000 shares of the Company’s common stock and 25,000 stock unit awards under the Advanced Cell Technology, Inc. 2005 Stock Option Plan, all subject to vesting as summarized in the Agreement.

If Mr. Jooste’ employment is terminated by the Company without cause or by Mr. Jooste for good reason, then Mr. Jooste will be eligible to receive (a) a continuation of base salary for twelve (12) months; and (b) continuation of group health plan benefits for up to twelve (12) months to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”). The payment of these severance payments and benefits is conditioned upon Mr. Jooste providing a release of claims.

If Mr. Jooste is terminated without cause or he quits for good reason, in either case, within twelve (12) months following a change in control, then he will be entitled to severance as follows: (a) a lump sum payment equal to twelve (12) months of base salary; (b) continuation of group health plan benefits for up to twelve (12) months to the extent authorized by and consistent with COBRA; and (c) 100% acceleration of all outstanding equity inventive awards to the extent subject to time-based vesting.

The press release announcing Mr. Jooste’s hiring is attached hereto as Exhibit 99.1. The foregoing description of the Agreement is qualified in its entirety by reference to the available text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending September 30, 2014.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release Issued October 20, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Cell Technology, Inc.

Date: October 20, 2014	By:	/s/ Edward Myles
Edward Myles Chief Operating Officer & Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated as of October 20, 2014

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